As filed with the Securities and Exchange Commission on July 31, 2009

Registration No. 333-145441

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Soapstone Networks Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	02-0493372 (I.R.S. Employer Identification Number)

One Federal Street

Billerica, MA 01821

(978) 715-2300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Amended and Restated 1997 Stock Incentive Plan

Amended and Restated 2000 Stock Option and Incentive Plan

Amended and Restated 2000 Non-Employee Director Stock Option Plan

Amended 2000 Employee Stock Purchase Plan

(Full Title of the Plan)

William J. Stuart

Soapstone Networks Inc.

One Federal Street

Billerica, MA 01821

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

John A. Meltaus, Esq.

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02110

(617) 248-5000

DEREGISTRATION OF SECURITIES

The registrant is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (No. 333-145441) to deregister, as of the effective date of this Post-Effective Amendment No. 1, any remaining securities registered, but not sold, under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica in the State of Massachusetts, on this 31st day of July, 2009.

SOAPSTONE NETWORKS INC.

By:	/s/ William J. Stuart
William J. Stuart Senior Vice President of Finance and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* William J. Leighton, III	President, Chief Executive Officer and Director (principal executive officer)	July 31, 2009

/s/ William J. Stuart William J. Stuart	Senior Vice President of Finance and Chief Financial Officer (principal financial officer)	July 31, 2009

* T.S. Ramesh	Vice President of Finance (principal accounting officer)	July 31, 2009

* William Ingram	Director	July 31, 2009

* Richard T. Liebhaber	Chairman and Director	July 31, 2009

* Robert P. Schechter	Director	July 31, 2009

*By:	/s/ William J. Stuart
William J. Stuart, as attorney-in-fact